UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2010
NAVARRE CORPORATION
(Exact name of Registrant as specified in its charter)

Minnesota	000-22982	41-1704319

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
7400 49th Avenue North, New Hope, MN 55428
(Address of principal executive offices)
Registrant’s telephone number, including area code: (763) 535-8333
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Item 7.01 Regulation FD Disclosure.

Item 9.01 Financial Statements and Exhibits

SIGNATURES

Exhibit Index

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On May 27, 2010, Navarre Corporation (the “Company”) and Gen Fukunaga, President and Chief Executive Officer of FUNimation Productions, Ltd. (“FUNimation”) entered into an Amended and Restated Executive Employment Agreement (the “Agreement”) in connection with Mr. Fukunaga’s employment with FUNimation. The term of the Agreement is one year from May 27, 2010, and provides for a continuation of his current base salary of $367,500 per year and an annual bonus payment consistent with the Company’s annual management incentive plan. Mr. Fukunaga is also eligible for customary benefits that are provided to similarly-situated executives including health and disability insurance, future stock option grants, reimbursement of his reasonable business expenses, and paid vacation time.
Pursuant to the Agreement, Mr. Fukunaga’s duties include his cooperation and participation in the Company’s efforts to market FUNimation for a potential sale as is discussed in Item 7.01 of this Form 8-K. In the event that a transaction to sell FUNimation should occur during the term of the Agreement, Mr. Fukunaga will receive, in addition to any other compensation payable to him, a transaction success fee in an amount equal to the greater of (i) $250,000, and (ii) 5% of certain transaction proceeds.
In connection with the Agreement, Mr. Fukunaga was granted 22,500 restricted stock units of Navarre common stock which vest in three equal installments, with the first 7,500 units vesting on November 3, 2010, the second 7,500 units on November 3, 2011, and the remaining 7,500 units on November 3, 2012.
The Agreement provides for certain severance payments if Mr. Fukunaga’s employment is terminated without cause or by Mr. Fukunaga for good reason. Severance payments would be in an amount equal to: (i) one year of his current base salary; plus (ii) an amount equal to the average of his annual bonus amounts earned during the prior three fiscal years. Any severance payment payable by the Company would be provided to Mr. Fukunaga within 30 days of the termination of his employment and only in the event that Mr. Fukunaga has provided a written release of all claims.
The Agreement requires that Mr. Fukunaga will (i) not compete with any material portion of the Company’s business activities during his employment and for a period of 12 months thereafter; (ii) not solicit for hire any employees of FUNimation for a period of 12 months following the termination of his employment; (ii) honor confidentiality obligations during and after his employment; and (iii) assign to the Company any intellectual property he creates during his employment.
The foregoing summary of the Agreement is qualified in its entirety by the terms of the Agreement, a copy of which is attached hereto as Exhibit 99.1 to this Form 8-K and is hereby incorporated by reference.
Item 7.01 Regulation FD Disclosure.
     On May 27, 2010, Navarre Corporation announced that it is reviewing strategic alternatives in connection with the potential sale of its FUNimation Entertainment business. A copy of the press release issued by the Company is attached as Exhibit 99.2 to this report.
     The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits. The following exhibits are filed with this document:
     Exhibit
99.1	Amended and Restated Executive Employment Agreement, dated May 27, 2010

99.2	Press Release issued by Navarre Corporation, dated May 27, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVARRE CORPORATION
Dated: May 27, 2010	By:	/s/ J. Reid Porter
		Name:	J. Reid Porter
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amended and Restated Executive Employment Agreement, dated May 27, 2010
99.2	Press Release issued by Navarre Corporation, dated May 27, 2010